UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2021

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2021, DISH DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of DISH Network Corporation (“DISH Network”), entered into a secured indenture (the “Indenture”), among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), relating to the Company’s issuance of $2.75 billion aggregate principal amount of its 5.25% Senior Secured Notes due 2026 (the “2026 Notes”) and $2.5 billion aggregate principal amount of its 5.75% Senior Secured Noted due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) at an issue price of 100% of the principal amount of the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1, and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 26, 2021, the Company issued $2.75 billion aggregate principal amount of the 2026 Notes pursuant to the Indenture at an issue price of 100% of the principal amount of the 2026 Notes and $2.5 billion aggregate principal amount of the 2028 Notes pursuant to the Indenture at an issue price of 100% of the principal amount of the 2028 Notes. The Notes were sold in a private placement to (1) persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The net proceeds from the offering were used to make an intercompany loan to DISH Network pursuant to a Loan and Security Agreement dated November 26, 2021 (the “Intercompany Loan”) between the Company and DISH Network in order to finance the potential purchase of wireless spectrum licenses and for general corporate purposes, including the buildout of wireless infrastructure. The Company may make additional advances to DISH Network under the Intercompany Loan. The Intercompany Loan is secured by (i) the cash proceeds of the loan and (ii) an interest in any wireless spectrum licenses acquired using such proceeds. In certain cases, DISH Network wireless spectrum licenses (valued based upon a third-party valuation) may be substituted for the collateral. The Intercompany Loan is not included as collateral for the Notes, and the Notes are subordinated to the Company’s existing and certain future unsecured notes with respect to certain realizations under the Intercompany Loan and any collateral pledged as security for the Intercompany Loan.

The 2026 Notes bear interest at a rate of 5.25% per annum and mature on December 1, 2026, and the 2028 Notes bear interest at a rate of 5.75% per annum and mature on December 1, 2028. Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2022, to the holders of record of such Notes at the close of business on May 15 and November 15, respectively, preceding such interest payment date. The Notes are the Company’s secured senior obligations and, pursuant to the Security Agreement, dated as of November 26, 2021 (the “Security Agreement”) among the Company, the Guarantors and the Collateral Agent, are secured by security interests in substantially all existing and future tangible and intangible assets of the Company and the Guarantors on a first priority basis, subject to certain exceptions. The guarantees in respect of the Notes rank equally with all of the Guarantors’ existing and future unsubordinated indebtedness and are effectively senior to such Guarantors’ existing and future obligations to the extent of the value of the assets securing the Notes.

The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries, to, among other things: (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include certain exceptions.

The Company may, at its option, redeem all or any portion of either series of Notes prior to, in the case of the 2026 Notes, June 1, 2026 (the date that is six months prior to the maturity of the 2026 Notes (the “2026 Par Call Date”)), and in the case of the 2028 Notes, December 1, 2027 (the date that is twelve months prior to the maturity of the 2028 Notes (the “2028 Par Call Date”)) on not less than 10 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, together with accrued and unpaid interest, if any, to the date of redemption and a “make-whole” premium calculated under the Indenture. At any time on or after the 2026 Par Call Date or the 2028 Par Call Date, as applicable, the Company may redeem the applicable series of Notes, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. At any time and from time to time during the 36-month period following the issue date of the Notes, the Company may redeem up to 10% of each series of Notes during each twelve-month period commencing with the issue date of the Notes (including any additional notes issued under the Indenture which are fungible with the applicable series of Notes) at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date. Further, at any time prior to December 1, 2024, the Company may also redeem up to 35% of each series of Notes at a purchase price equal to, in the case of the 2026 Notes, 105.250% of the principal amount of the 2026 Notes redeemed, and in the case of the 2028 Notes, 105.750% of the principal amount of the 2028 Notes redeemed, in each case together with accrued and unpaid interest, if any, to the date of redemption with the net cash proceeds from certain equity offerings or capital contributions.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued pursuant to the Indenture may declare all the Notes issued pursuant to the Indenture to be due and payable immediately, together with interest, if any, accrued thereon.

The description set forth above is qualified in its entirety by the Indenture filed herewith as Exhibit 4.1.

Copies of the Security Agreement and the Intercompany Loan are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, relating to the Notes, dated as of November 26, 2021, among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent.

Exhibit 4.2	Security Agreement, dated as of November 26, 2021, among the Company, the Guarantors and U.S. Bank National Association, as collateral agent.

Exhibit 4.3	Loan and Security Agreement, dated as of November 26, 2021, between the Company and DISH Network Corporation.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION
Date: November 26, 2021	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel